UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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VIVEVE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Viveve Medical, Inc. (“Viveve”, the “Company”, “we”, “us”, “our”) on May 11, 2021 at 12 p.m., Eastern Time (the “Annual Meeting”). Our Board of Directors has determined, in the interests of public health and safety in light of the ongoing COVID-19 pandemic, this year’s Annual Meeting will be a virtual stockholder meeting, conducted via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/VIVE2021 during the meeting. Our Board of Directors intends to hold future stockholder meetings in person or using a “hybrid” in-person and virtual format as soon as practicable once it is safe to do so.

Enclosed with this letter are your Notice of Annual Meeting of Stockholders, proxy statement and proxy card.  The proxy statement included with this notice discusses each of the proposals to be considered at the Annual Meeting. We have included with these materials our Annual Report on Form 10-K for the year ended December 31, 2020.

At this year’s meeting, you will be asked to: (1) elect two Class I directors to hold office until the 2024 annual meeting or until the election and qualification of their successor; (2) ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) approve, on an advisory basis, the compensation of our named executive officers; (4) approve an amendment to the Company’s 2017 Employee Stock Purchase Plan; (5) approve an amendment to the Company’s Amended and Restated 2013 Stock Option and Incentive Plan; (6) approve the potential issuance of greater than 19.99% of the Company’s outstanding common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to the Company’s Purchase Agreement with Lincoln Park, in compliance with Nasdaq Stock Market Rule 5635(d) and (7) transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

The Company’s Board of Directors has fixed the close of business on March 15, 2021 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

I hope that you attend the Annual Meeting. Whether or not you plan to be with us, please vote over the Internet, by telephone, or by completing and returning the enclosed proxy card promptly in the enclosed envelope.

Sincerely,

/s/ Scott Durbin
Scott Durbin
Chief Executive Officer

Englewood, Colorado

March 31, 2021

Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

Notice of Annual Meeting of Stockholders

to be held May 11, 2021

To the Stockholders of Viveve Medical, Inc.:

The 2021 Annual Meeting of Stockholders will be held virtually, conducted via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/VIVE2021 during the meeting. Our Board of Directors intends to hold future stockholder meetings in person or using a “hybrid” in-person and virtual format as soon as practicable once it is safe to do so. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting. During the Annual Meeting, stockholders will be asked to:

1.	elect two Class I directors to hold office until the 2024 annual meeting or until the election and qualification of their successor;

2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	approve, on an advisory basis, the compensation of our named executive officers;

4.	approve an amendment to the Company’s 2017 Employee Stock Purchase Plan;

5.	approve an amendment to the Company’s Amended and Restated 2013 Stock Option and Incentive Plan;

6.

approve the potential issuance of greater than 19.99% of the Company’s outstanding common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to the Company’s Purchase Agreement with Lincoln Park, in compliance with Nasdaq Stock Market Rule 5635(d); and

7.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

If you are a stockholder as of March 15, 2021, you may vote at the meeting. The date of mailing this Notice of Meeting and proxy statement is on or about March 31, 2021.

By order of our Board of Directors:

/s/ Scott Durbin
Scott Durbin

Chief Executive Officer

March 31, 2021

PROXY STATEMENT

This proxy statement and the accompanying proxy card are first being mailed on or about March 31, 2021 to owners of shares of common stock of Viveve Medical, Inc. (which may be referred to in this proxy statement as “we,” “us,” “Viveve,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for use at our annual meeting of stockholders to be held virtually on May 11, 2021 at 12:00 p.m., Eastern Time (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

TABLE OF CONTENTS

ABOUT THE MEETING: QUESTIONS AND ANSWERS	4
EXECUTIVE COMPENSATION	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22
REPORT OF THE AUDIT COMMITTEE	22
PROPOSAL 1 – ELECTION OF DIRECTORS	23
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
PROPOSAL 3 – NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION	25
PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 EMPLOYEE STOCK PURCHASE PLAN	26
PROPOSAL 5 –APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN	29
PROPOSAL 6 – APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK TO LINCOLN PARK CAPITAL FUND, LLC (“LINCOLN PARK”), PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK, IN COMPLIANCE WITH NASDAQ STOCK MARKET RULE 5635(D) REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS AND STOCKHOLDER PROPOSALS	36
OTHER MATTERS	37

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE OR MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2021: The Notice of Annual Meeting of Stockholders, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2020 are also available at http://www.viveve.com, which does not have “cookies” that identify visitors to the site.

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to:

1.	elect two Class I directors to hold office until the 2024 annual meeting or until the election and qualification of their successor;
2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	approve, on an advisory basis, the compensation of our named executive officers;
4.	approve an amendment to the Company’s 2017 Employee Stock Purchase Plan;
5.	approve an amendment to the Company’s Amended and Restated 2013 Stock Option and Incentive Plan;
6.

approve the potential issuance of greater than 19.99% of the Company’s outstanding common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to the Company’s Purchase Agreement with Lincoln Park, in compliance with Nasdaq Stock Market Rule 5635(d); and

7.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on March 15, 2021 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents, each share of our common stock has one vote. There were 10,341,716 shares of common stock outstanding on the Record Date. From May 1, 2021 through May 10, 2021 you may inspect a list of stockholders eligible to vote. The list of stockholders will be made available upon request. If you would like to inspect the list, please call Jim Robbins, our Senior Vice President of Finance and Administration, at (720) 696-8100.

How do I vote?

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.    Registered stockholders can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2021. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Vote by Telephone.    Registered stockholders can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the 16-digit control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on May 10, 2021. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you are a registered stockholder and received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Broadridge Financial Solutions, Inc. Please promptly mail your proxy card to ensure that it is received by Broadridge prior to the closing of the polls at the Annual Meeting.

Vote at the Virtual Meeting.    You will be able to vote during our virtual Annual Meeting by joining the meeting at www.virtualshareholdermeeting.com/VIVE2021. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting and vote.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions it provides. You will be able to vote during our virtual Annual Meeting by joining the meeting at www.virtualshareholdermeeting.com/VIVE2021. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting and vote.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. As a result, if you are a beneficial owner and hold your shares through a Nominee in street name, but do not give your Nominee instructions on how to vote your shares with respect to any non-routine matters, votes may not be cast on your behalf. If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes and abstentions will be counted as present for purposes of determining whether enough stockholders are present to hold our Annual Meeting. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the holders of a majority of votes properly cast.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Scott Durbin, our Chief Executive Officer, and Jim Robbins, our Senior Vice President of Finance and Administration, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated directors (see Proposal 1); “FOR” the ratification of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (see Proposal 2); “FOR” the approval of the non-binding, advisory proposal regarding the compensation of our named executive officers (see Proposal 3); “FOR” the approval of an amendment to the Company’s 2017 Employee Stock Purchase Plan (see Proposal 4); and “FOR” the approval of an amendment to the Company’s Amended and Restated 2013 Stock Option and Incentive Plan (see Proposal 5).

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting. If your shares are registered in "street name" (i.e., held in a brokerage account or by a bank or other nominee), you will receive a voting instruction card or other information from your broker or other holder of record seeking instruction regarding how to vote your shares. If you do not provide such instruction, your broker or nominee may vote your shares at its discretion on your behalf on the ratification of the selection of the Company's independent registered public accounting firm for fiscal year 2021, but not on the other proposals.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●

notifying our Senior Vice President of Finance and Administration, Jim Robbins, in writing at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, that you are revoking your proxy;

●

submitting a proxy at a later date via the Internet, by phone, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions your Nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What constitutes a quorum?

In accordance with Article I, Section 5 of our Amended and Restated Bylaws, or Bylaws, a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, your shares will count for purposes of determining whether a quorum is present. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If a meeting of Stockholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of the directors, the nominees will be elected by a plurality of the votes properly cast on the resolution in person or by proxy at the Annual Meeting, which means that the two nominees receiving the most votes will be elected. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the directors will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the appointment of independent registered public accounting firm. For Proposal 2, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval.

Approval of the non-binding, advisory proposal to approve the compensation of our named executive officers. For Proposal 3, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval. However, the vote is non-binding.

Approval of an amendment to the Company’s 2017 Employee Stock Purchase Plan. For Proposal 4, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval.

Approval of an amendment to the Company’s Amended and Restated 2013 Stock Option and Incentive Plan. For Proposal 5, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval.

Approval of the potential issuance of greater than 19.99% of the Company’s outstanding common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to the Company’s Purchase Agreement with Lincoln Park, in compliance with Nasdaq Stock Market Rule 5635(d). For Proposal 6, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the votes properly cast for approval, except when a different vote is required by law, our certificate of incorporation or our Bylaws.

Abstentions. If you specify that you wish to "abstain" from voting on an item, your shares will not be voted on that particular item.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but they will not have any effect on any proposal.

What percentage of our common stock do our directors and officers own?

As of March 15, 2021, our directors, director-nominees and named executive officers beneficially owned approximately 1.80% of our outstanding common stock, excluding shares of common stock that are not issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 21 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone or facsimile.  We will pay the cost of soliciting proxies. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in total. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

BPM LLP served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the fiscal year ended December 31, 2020 and has been appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We expect that representatives of BPM LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated directors (see Proposal 1);
●	FOR the ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (see Proposal 2);
●	FOR the approval, on an advisory basis, of the compensation of our named executive officers (see Proposal 3);
●	FOR the approval of an amendment to the Company’s 2017 Employee Stock Purchase Plan (see Proposal 4); and
●	FOR the approval of an amendment to the Company’s Amended and Restated 2013 Stock Option and Incentive Plan (see Proposal 5).
●

FOR the approval of the potential issuance of greater than 19.99% of the Company’s outstanding common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to the Company’s Purchase Agreement with Lincoln Park, in compliance with Nasdaq Stock Market Rule 5635(d) (see Proposal 6)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers as of March 31, 2021. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position

Scott Durbin	52	Director and Chief Executive Officer
Steven Basta	55	Chairman of the Board
Debora Jorn	62	Director
Arlene Morris	69	Director
Sharon Presnell	52	Director
Jim Robbins	57	Senior Vice President of Finance and Administration

Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Nominees for Director

Class I

Steven Basta. Mr. Basta joined the Viveve board in September of 2018 and was appointed as Chairman in January 2019. He currently serves as chief executive officer of Mahana Therapeutics, a privately-held digital therapeutics company.   From September 2015 to March 2020, Mr. Basta served as president, chief executive officer, and director of Menlo Therapeutics, Inc., a publicly listed biopharmaceutical company, and continues to serve as a director of Menlo following its March 2020 merger with Foamix. From October 2011 until August 2015, Mr. Basta served as chief executive officer of AlterG, Inc., a privately held medical device company. From November 2002 to February 2010, Mr. Basta served as chief executive officer of BioForm Medical, Inc., a publicly listed medical aesthetics company acquired by Merz and from February 2010 to September 2011 served as chief executive officer of Merz Aesthetics, the successor to BioForm Medical, where he led multiple product launches managing the global business to reach its position as a worldwide leader in the injectable aesthetics industry. He served on the board of Carbylan, Inc. from September 2009 to November 2016 and the board of RF Surgical, Inc. (acquired by Medtronic) from December 2013 to August 2015. Mr. Basta received a B.A. from The Johns Hopkins University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Scott Durbin. Mr. Durbin joined Viveve in early 2013 and became Chief Executive Officer and Director in May 2018. He previously served as the company’s Chief Financial Officer and has been instrumental in the company’s growth. He is committed to leading the company and the clinical and commercial development of its innovative CMRF technology to solidify its position as a global leader in women’s intimate health. Mr. Durbin’s 25-year career in the life sciences industry covers corporate finance, strategy, clinical, and operational experience. Prior to joining Viveve, he was Chief Financial Officer of Aastrom Biosciences, a publicly traded, cardiovascular cell therapy company. In 2004, Mr. Durbin began his six years as Chief Operating and Financial Officer for Prescient Medical, Inc. (PMI), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to PMI, he spent several years as a financial consultant for two publicly traded biotech companies, Scios, Inc. – a Johnson & Johnson company, and Alteon, Inc. Mr. Durbin began his corporate finance career as an investment banker in the healthcare and M&A groups at Lehman Brothers Inc., where he focused on mergers and acquisitions and financings for the life science industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotech companies. Preceding his advance into corporate finance, he served as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

Other Directors and Executive Officers

Class II: Currently Serving Until the 2022 Annual Meeting

Debora Jorn. Ms. Jorn has served as a member of the Viveve Board of Directors since May 2016. She has 30 plus years of commercial experience building global pharmaceutical, aesthetics and OTC businesses. Recognized as a leader in creating new markets she has successfully launched products in numerous therapeutic areas. Ms. Jorn has an extensive background in several areas of Women’s Healthcare including overactive bladder and incontinence, fertility, contraception, osteoporosis, and aesthetics. Most recently, Ms. Jorn was Executive Vice President of Corporate and Commercial Development at Eyepoint Pharmaceuticals from November 2016 through April 2018. Prior to that, Ms. Jorn was Executive Vice President and Group Company Chair at Valeant Pharmaceuticals from June 2015 to March 2016, following the acquisition of Bausch & Lomb where she was the Chief Global Marketing Officer leading the prescription and OTC eye health business. Before joining Bausch & Lomb in June of 2020, Ms. Jorn was the Group Vice President of Women’s Healthcare and Fertility at Schering Plough Corporation. Ms. Jorn began her career at Merck & Co., Inc and for more than 20 years held roles of increasing responsibility in R&D, marketing and sales. She has a strong scientific background and extensive experience in all facets of the clinical development process leading to product launch including market and competitive assessments, clinical strategy, and trial design, labeling requirements for approval and competitive differentiation. PharmaVoice has recognized Ms. Jorn as “one of the top 100 most inspiring people in healthcare” in the “brand builders” category. Currently, Ms. Jorn serves as vice-chair of the board at Pharming Group, NV. Ms. Jorn received a B.A. in Biochemistry from Rutgers University and an M.B.A. from New York University Stern School of Business.

Sharon Presnell. Dr. Presnell was appointed to the Viveve Board of Directors in October of 2020. She has over 25 years of experience in the leadership of R&D and the commercial translation of technology. Dr. Presnell currently serves as the president of the Amnion Foundation, a not-for-profit organization dedicated to the ethical preservation and utilization of birth tissue-derived cells in regenerative medicine and drug development. Prior to joining Amnion in 2019, Dr. Presnell’s career path took her from a faculty position at the University of North Carolina at Chapel Hill, where she developed multiple outlicensed and industry-supported technologies, to Director of R&D at Becton Dickinson where her team contributed to product development for the Life Sciences business units. In 2007, she transitioned from the Fortune 500 environment to the biotech industry where she led early-stage R&D for regenerative medicine products such as the Neo Kidney Augment™, a clinical stage cell-based therapeutic for chronic kidney disease, and several marketed 3D-Bioprinted Tissue Model products for use in drug development, one of which (ExVive™ Liver) was the subject of numerous awarded patents and peer-reviewed publications, including recognition as Paper of the Year by the Society of Toxicology in 2016. In 2015 she launched Samsara Sciences, a wholly-owned subsidiary of Organovo, Inc., and led a small team in the rapid development and marketing of cell-based products to support liver research, an effort which reached profitability in less than 2 years. In 2018, the Samsara assets were sold by the parent company to LifeNet Health where they continue to provide unique solutions to pharma customers. Dr. Presnell provides life sciences consulting services broadly to start-up companies, Fortune-500 companies, not-for-profit organizations, and investment firms throughout the US and EU through her firm, CytoStrategy™. She serves as the Chair-elect of the North Carolina State University College of Life Sciences Board and is also an active board member of the Coulter Translational Partnership Fund at the University of Virginia in Charlottesville. She is an avid mentor for women in science and dedicates significant time and resources to teaching and providing hands-on training to students of all ages.

Class III: Currently Serving Until the 2023 Annual Meeting

Arlene Morris. Ms. Morris joined the Viveve Board in May, 2016. She currently serves as the chief executive officer of Willow Advisors LLC, a position she has held since May 2015. Ms. Morris was previously the chief executive officer and president of Syndax Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of an epigenetic therapy for treatment-resistant cancers from April, 2012 to May, 2015 and a member of the board of directors from May, 2011 to June, 2015. Prior to Syndax, Arlene served as the president, chief executive officer and a member of the board of directors of Affymax, Inc. from 2003 to 2011, a publicly traded biotechnology company. She has held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm, Coulter Pharmaceutical, Inc., a publicly traded oncology pharmaceutical company, Scios Inc., a publicly traded biopharmaceutical company, and Johnson & Johnson, a publicly traded healthcare company. Ms. Morris is currently a member of the board of directors of Cogent, Viridian and Palatin Technologies, Inc., all U.S. biopharmaceutical companies. She is also on the board of the Foundation for Research Development of the Medical University of South Carolina and previously served on the Board of Neovacs SA, Biotechnology Innovation Organization (BIO), Dimension, Biodel and the Humane Society of Silicon Valley. Ms. Morris received a B.A. in Biology from Carlow University.

Executive Officers

Jim Robbins. Mr. Robbins joined Viveve as Vice President of Finance in July 2014 and was promoted to Senior Vice President of Finance and Administration in January 2021 having served as Vice President of Finance and Administration since May 2017.  In May 2018, he assumed expanded responsibilities and was appointed as the Company’s Principal Accounting Officer, and in November 2018, he became the Principal Accounting and Financial Officer. Mr. Robbins has over thirty years of accounting and finance experience in both industry and public accounting. Prior to joining Viveve, he provided accounting, finance and business consulting services for various biotech companies. From 2010 to 2012 he served as Vice President of Finance and Administration for Auxogyn, Inc., a privately held medical technology company focused on advancing women’s reproductive health by translating scientific discoveries in early embryo development into clinical solutions that improve patient outcomes in vitro fertilization (IVF) procedures. Mr. Robbins served as Director of Finance and Vice President of Finance 2004 to 2010 for Micrus Endovascular, Inc., a company which develops, manufactures, and markets both implantable and disposable medical devices used in the treatment of cerebral vascular diseases. Prior to Micrus Endovascular, he served at Genitope Corporation as Corporate Controller, a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. From 1995 to 2001, he served in management positions for high technology companies including Extricity, Inc., InVision Technologies, Inc., and Truevision, Inc. and was in the audit practice of Price Waterhouse, LLP from 1987 to 1995. Mr. Robbins received his Bachelor of Business Administration with a concentration in accounting from the University of Texas at Austin and is a Certified Public Accountant.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to every director, officer and employee of the Company. Such Code of Business Conduct and Ethics includes written standards that are reasonably designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Commission and in other public communications made by the Company;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	accountability for adherence to the code.

A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.viveve.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board of Directors

Our Board may establish the authorized number of directors from time to time by resolution. The number of directors may not be fewer than three and not more than twenty. Currently our Board consists of five directors. Our current directors will continue to serve as directors until the expiration of their respective terms and until their respective successors have been elected and qualified, or until their earlier death, resignation, or removal.

Our Board held 16 meetings during 2020. During 2020, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served. Members of our Board are invited and encouraged to attend each annual meeting of stockholders.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that Steven Basta, Arlene Morris and Sharon Presnell are independent within the meaning of NASDAQ Listing Rule 5605.

Committees of our Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Audit Committee

The Audit Committee consists of three directors, Steven Basta (Chairperson), Arlene Morris and Sharon Presnell. The Board has determined that each of the members of the Audit Committee meets the requirements for independence set forth in NASDAQ Listing Rule 5605(c)(2).

In addition, the Board has determined that Steven Basta qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee operates pursuant to a charter, which can be viewed on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs). The Audit Committee met four times. during 2020. The role of the Audit Committee is to:

●

retain the independent registered public accounting firm, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit services and non-audit services. In all events, it is the Audit Committee that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s outside independent registered public accounting firm;

●

review with management and the independent registered public accounting firm, as appropriate, the Company’s financial reports and other financial information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements;

●	establish and review complaint procedures regarding accounting, internal auditing controls and auditing matters;

●	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; and

●	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board.

Compensation Committee

The Compensation Committee consists of two directors, Arlene Morris (Chairperson) and Steven Basta. The Compensation Committee met one time during 2020. The role of the Compensation Committee is to:

●

review and reassess periodically (and where appropriate, make such recommendations to the Board as the Committee deems advisable with regard to) the Company’s processes and procedures for the consideration and determination of director and executive compensation, and review and discuss with management any description of such processes and procedures to be included in the Company’s proxy statement;

●

determine and recommend to the Board for approval on at least an annual basis the compensation package for the Company’s CEO and the officers that directly report to the CEO including base salary, stock options, performance goals, and other compensation, annual performance objectives and goals relevant to compensation for such officers, and evaluate the performance of such officers in light of these goals and objectives;

●

make recommendations to the Board regarding incentive-based or equity-based compensation plans in which the Company’s officers and employees participate and review and approve all grants of incentive-based or equity‐based grants for compensation and all grants of stock options (other than those specifically designated for approval by the full Board), in each case consistent with the terms of such plans;

●	on an annual basis, at least one member of the committee shall meet with individual company executives for input on general management and operational activities;

●

periodically review both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors, relative to comparable companies in the Company’s industry;

●	approve all guidelines for employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to all employees; and

●

provide oversight regarding the Company’s public disclosure of director and executive compensation information, and prepare an annual report on executive and director compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders or annual report on Form 10-K in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

A copy of the charter of the Compensation Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation adviser, including sole authority to approve the fees of any adviser and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

In 2020, our Compensation Committee engaged Radford to provide guidance on our executive compensation programs. Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2020 other than those for which they were engaged by the Compensation Committee.

Our Compensation Committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee has determined that Radford is independent and that its work has not raised any conflicts of interest.

Governance and Nominating Committee

The Governance and Nominating Committee, or the “Governance Committee”, consists of two directors Steven Basta (Chairperson) and Arlene Morris. The Governance Committee met one time during 2020. The role of the Governance Committee is to:

●	identify, review and evaluate individuals qualified to become Board members;

●	recommend nominees to the Board and to each committee of the Board;

●

develop and recommend to the Board criteria for selecting qualified director candidates (including an assessment of any minimum qualifications a nominee for the Board should possess and any specific qualities or skills the Committee believes are necessary for one or more directors to possess);

●	recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and

●	assist the Board in its annual reviews of the performance of the Board, and each committee.

A copy of the charter of the Governance Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.  These communications will be reviewed by the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Board.

Stockholder Proposals and Director Nominations. Stockholders may make proposals for consideration at the Annual Meeting, so long as any such proposal adheres to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth below regarding stockholder nominations for directors.

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the 2022 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than November 29, 2021 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2022 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the "SEC").

Our Amended and Restated Bylaws ("Bylaws") also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, where the matter will not be included in our proxy statement. To be considered timely under these provisions, the stockholder's notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than January 11, 2022 and no later than February 10, 2022. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. In the event the 2022 annual meeting is first convened more than 30 days before or more than 60 days after the one-year anniversary of the 2021 annual meeting, notice by the stockholder to be timely must be received by our Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of such 2022 annual meeting or the 10th day following the public announcement of the date of such meeting.

The Board will determine whether the nomination was made in accordance with these requirements. If the Board determines that a nomination was not made in accordance with these requirements, the nominating stockholder shall be so notified by the Secretary and the defective nomination shall be disregarded.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Board because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary for at least ninety days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman or Lead Independent Director of the Board will determine when and whether a stockholder communication should be circulated among the Board and Company management.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. All of our directors attended the 2020 Annual Meeting of Stockholders.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical device manufacture and distribution; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Board also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure of the Company. In determining the leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer.

Currently, Mr. Basta serves as Chairman of the Board, at the pleasure of the Board. As Chairman of the Board, Mr. Basta will:

●	approve the meeting agendas for the Board;

●	advise the CEO director regarding the sufficiency, quality, quantity and timeliness of information provided to the Board;

●	ensure that meeting schedules permit sufficient time for discussion of all agenda items;

●	be available for consultation and direct communication with major stockholders, if requested; and

●	preside at meetings of the Board, including executive sessions.

The chairs of Board committees also play an active role in the leadership structure of the Board. The Governance and Nominating Committee and the Board endeavor to select independent committee chairs who will provide strong leadership to guide the important work of the Board committees. Committee chairs work with the Company’s senior executives to ensure the committees are discussing the key strategic risks and opportunities for the Company.

Director Compensation

On December 23, 2016, the Board of Directors adopted an independent director compensation policy designed to compensate non-employee directors of the Company for their time, commitment and contributions to the Board. The Board amended and restated the independent director compensation policy effective July 17, 2018, January 9, 2019, and November 26, 2020 (as amended and restated, the “Director Compensation Policy”). Under the Director Compensation Policy, during the year ended December 31, 2020, all independent directors were eligible to receive cash compensation as set forth below, pro-rated to reflect the number of days served during any calendar quarter:

Annual Retainer($)
Board of Directors:
All Independent Directors	35,000
Chairperson Additional Retainer	35,000
Audit Committee:
All Audit Committee Members	10,000
Chairperson	20,000
Compensation Committee:
All Compensation Committee Members	5,000
Chairperson	10,000
Governance and Nominating Committee:
All Governance and Nominating Committee Members	3,750
Chairperson	7,500

Under the Director Compensation Policy, in 2020, all independent directors eligible to receive cash compensation have the option to elect to receive all or any portion of such cash compensation in the form of a restricted stock award, in lieu of a cash payment. Such election is to be made quarterly until the 2021 annual meeting and annually thereafter. Such restricted stock awards have a fair market value equal to the value of the cash retainer to be paid during such period and are fully vested upon grant.

In addition, under the policy, each new non-employee director who is initially appointed or elected to the Board after effectiveness of the policy is granted an equity-based award with a value at the time of issuance equal to two times the Subsequent Award (defined below) in effect at the time of election, which vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board (the “Initial Award”). In addition, on the date of each annual meeting of the Company’s stockholders, each continuing non-employee director is eligible to receive an annual option grant to purchase 165,000 shares of common stock, which vests in full on the first anniversary of the grant date, subject to the director’s continued service on the Board (each a “Subsequent Award”). Furthermore, the Chairman of the Board is granted an equity-based initial retainer award in the form of a Stock Option to purchase 660,000 shares, which shall vest and become exercisable on the first anniversary of the date of grant subject to the Independent Director continuing in service as the Chairman of the Board through such vesting date. A non-employee director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive a Subsequent Award until the annual meeting for the next fiscal year. In the event a non-employee director’s service on the Board terminates, the vesting and exercise of such director’s unvested stock options shall be subject to the terms of the applicable award agreement.

The Company has also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending board of directors and committee meetings.

2020 Director Compensation Table

The following table presents information regarding the compensation of our non-employee directors for the year ended December 31, 2020. Scott Durbin, our Chief Executive Officer, serves on our Board of Directors but did not receive compensation for his service as a director and the compensation paid to Mr. Durbin as an employee during the year ended December 31, 2020 is set forth in the “2020 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(1)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)	Total ($)
Steven Basta	98,750	-	59,635	-	158,385

Debora Jorn	35,000	-	59,635	-	94,635

Arlene Morris	58,750	-	59,635	-	118,385

Karen Zaderej(6)	19,746	-	-	-	19,746

Sharon Presnell(7)	7,948	-	117,702	-	125,650

(1)	All members of the Board of Directors elected to receive their 2020 director fees in cash.
(2)	The amounts represent the non-employee director compensation paid in cash for the four quarters of 2020. The fourth quarter of 2020 compensation was paid in January 2021.
(3)	No grants of fully vested common stock were made to non-employee directors with respect to services for the year ended December 31, 2020.
(4)

The amount reported represents the aggregate grant date fair value of stock options granted to our non-employee directors in 2020, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the impact of estimated forfeitures related to service-based vesting. See Note 13 of the notes to our consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2020 filed for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the directors.

(5)

As of December 31, 2020, each of our non-employee directors serving on that date held outstanding stock options to purchase the following shares of common stock: Mr. Basta – 82,640 shares, Ms. Jorn – 49,776 shares, Ms. Morris – 49,626 shares, Ms. Zaderej – 0 shares and Ms. Presnell – 33,000 shares.

(6)	Ms. Zaderej resigned from the Board of Directors effective May 4, 2020.
(7)	Ms. Presnell joined the Board of Directors effective October 28, 2020.

EXECUTIVE COMPENSATION

This section provides information about compensation for:

●	Scott Durbin, our Chief Executive Officer;

●	Jim Robbins, our Senior Vice President of Finance and Administration and Principal Accounting and Financial Officer; and,

●	Sean Shapiro, our Vice President of U.S. Sales.*

*Mr. Shapiro resigned and ceased to be an officer or employee of our Company effective on December 31, 2020.

We refer to these individuals as our “named executive officers”.

2020 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)

Scott Durbin,	2020	435,750	175,000	-	-	24,301	(4)	635,051
Chief Executive Officer	2019	415,000	207,500	-	2,312,787	48,282	(4)	2,983,569

Jim Robbins,	2020	273,000	62,000	-	-	15,749	(4)	350,749
Senior Vice President of Finance and Administration (Principal Accounting and Financial Officer)	2019	260,000	62,400	-	255,461	19,998	(4)	597,859

Sean Shapiro,	2020	320,000	-	26,067	-	42,140	(4), (5)	388,207
Vice President of U.S. Sales	2019	315,334	-	157,500	255,461	9,600	(5)	737,895

(1) The amounts reported represent cash bonuses awarded with respect to the years indicated based upon the achievement of corporate performance goals related to (i) strengthening financial position; (ii) expanding market opportunities and ensuring competitiveness; (iii) providing clinically proven solutions; and (iv) ensuring reliable quality supply of products for the years indicated. The bonuses for 2020 and 2019 performance were paid 100% in cash. For more information on these bonuses, see the description of the annual performance bonuses under “Employment Agreements, Severance and Change in Control Arrangements” below.

(2) The amounts reported represent the commission earned with respect to the years indicated based upon the achievement of certain sales targets in accordance with Mr. Shapiro’s Sales Compensation Plan.

(3) The amounts reported for 2019 represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting. See Note 12 of the notes to our consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(4) The amount reported represents cash-out of accrued paid time off (“PTO”) hours in accordance with the Company’s PTO Policy.

(5) The amount reported represents cash paid out for car allowance in accordance with Mr. Shapiro’s Employment Agreement.

Employment Agreements, Severance and Change in Control Arrangements

In May 2018, we entered into an amended and restated employment agreement with Mr. Durbin and an employment agreement with Mr. Robbins that provide for specified payments and benefits in connection with a termination of employment by us without cause or a resignation by the executive officer for good reason (as each such term is defined in the employment agreement). Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain confidentiality provisions and require the named executive officers to execute a general release of claims to receive any payments and benefits.

Employment Agreement with Scott Durbin

Pursuant to our amended and restated agreement with Mr. Durbin, he serves as our Chief Executive Officer on an at-will basis and as a director. Mr. Durbin currently receives a base salary of $435,750, which is subject to periodic review and adjustment. Mr. Durbin is also eligible for an annual performance bonus targeted at 50% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Durbin’s employment is terminated by us without cause or Mr. Durbin terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for 12 months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Durbin that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Durbin’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to 1.5 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Durbin’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 18 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Durbin as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Durbin entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with Jim Robbins

Pursuant to our employment agreement with Mr. Robbins, he serves as our Senior Vice President of Finance and Administration and Principal Accounting and Financial Officer on an at-will basis. Mr. Robbins served as our Vice President of Finance and Administration through December 31, 2020 and received a base salary of $273,000, which is subject to periodic review and adjustment. Effective starting January 1, 2021, Mr. Robbins’ base salary was increased to $285,000. Mr. Robbins is also eligible for an annual performance bonus targeted at 30% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Robbins’ employment is terminated by us without cause or Mr. Robbins terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for six months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Robbins that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Robbins’ employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to .75 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Robbins’ target annual cash incentive compensation for the year of termination, (ii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Robbins as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Robbins entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with Sean Shapiro

Pursuant to our employment agreement with Mr. Shapiro, he served as our Vice President of Sales, North America on an at-will basis. Mr. Shapiro resigned from his position as Vice President of Sales, North America effective December 31, 2020. Pursuant to the employment agreement, in connection with his resignation, Mr. Shapiro remains subject to certain restrictive covenant obligations, including confidentiality, non-compete and non-disparagement obligations. Mr. Shapiro is eligible for continuation of health insurance benefits under COBRA until the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, subject to his payment of the full cost of such health insurance coverage. Pursuant to the terms of option award agreements, any stock options held by Mr. Shapiro will terminate if not exercised (to the extent vested and exercisable) on or before 90 days after his termination date. Mr. Shapiro is not entitled to receive any severance or other additional compensation in connection with his resignation and has returned company property.

.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2020. These awards were granted under our Amended and Restated 2006 Stock Plan and our Amended and Restated 2013 Stock Option and Incentive Plan.

		Option Awards				Stock Awards

Name	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Scott Durbin
	11/26/2019	89,321	240,479	8.69	11/26/2029
	—	—	—	—	—	63	(3)	296
	1/15/2019 (4)	403	227	1,240.00	1/15/2029
	5/11/2018 (5)	174	126	1,970.00	5/11/2028
	1/23/2018	88	33	4,480.00	1/23/2028
	3/03/2017	125	8	4,460.00	3/03/2027
	12/23/2016	51	—	5,220.00	12/23/2026
	12/16/2015 (5)	98	—	6,000.00	12/16/2025
	9/26/2014	48	—	4,800.00	9/26/2024
	1/23/2013 (6)	11	—	9,920.00	2/2/2023

Jim Robbins
	11/26/2019	8,938	24,062	8.69	11/26/2029
	—	—	—	—	—	28	(3)	132
	1/15/2019 (4)	61	35	1,240.00	1/15/2029
	5/11/2018 (5)	16	17	1,970.00	5/11/2028
	1/23/2018	44	15	4,480.00	1/23/2028
	12/23/2016	20	—	5,220.00	12/23/2026
	12/16/2015	25	—	6,000.00	12/16/2025
	7/1/2014 (5)	15	—	4,800.00	9/26/2024

Sean Shapiro	11/26/2019	8,938	—	8.69	11/26/2029
	1/15/2019 (4)	61	—	1,240.00	1/15/2029
	1/23/2018	24	—	4,480.00	1/23/2028
	9/6/2016 (5)	61	—	7,580.00	9/6/2026

(1) Except as otherwise set forth below, the shares of our common stock underlying each of the outstanding stock options vest and become exercisable in equal monthly installments over 48 months following the grant date.

(2) Amount has been calculated based on the closing price of a share of the Company’s Common Stock ($4.70) on December 31, 2020.

(3) The shares of common stock underlying this restricted stock award vest and become exercisable in full upon FDA approval of the Viveve System for improvement of sexual function or stress urinary incontinence in the United States.

(4) The shares of common stock underlying this stock option vest and become exercisable in equal monthly installment overs 36 months following the grant date.

(5) The shares of common stock underlying this stock option vest and become exercisable as follows: ¼ of the shares vested on the one-year anniversary of the grant date and the remaining shares vest in equal monthly installments over the following 36 months.

(6) These stock options were fully vested upon the merger that took place on September 23, 2014 between PLC Systems Inc., Viveve, Inc. and PLC Systems Acquisition Corp. Prior to merger, the Board voted to accelerate the vesting of all unvested options that were outstanding as of the date of the merger such that all options would be immediately vested and exercisable by the holders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 15, 2021 regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power over the securities reported and that person’s address is c/o Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of March 15, 2021 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Named Executive Officers and Directors

Scott Durbin	117,957	(2)	1.14%
Jim Robbins	11,929	(3)	0.12%
Sean Shapiro	9,096	(4)	0.09%
Steven Basta	23,545	(5)	0.23%
Debora Jorn	12,005	(6)	0.12%
Arlene Morris	11,817	(7)	0.11%
Sharon Presnell	0		0.00%
All executive officers and directors as a group (6 persons)			1.80%

Owners of More than 5% of Our Common Stock

(1)	Based on shares of 10,341,716 common stock issued and outstanding as of March 15, 2021.
(2)	Included in this amount are (i) 12 shares of common stock and (ii) warrants and options to purchase 117,945 shares of common stock exercisable within 60 days of March 15, 2021.
(3)	Included in this amount are (i) 32 shares of common stock and (ii) warrants and options to purchase 11,897 shares of common stock exercisable within 60 days of March 15, 2021.
(4)	Included in this amount are: (i) 12 shares of common stock; and (ii) options to purchase 9,084 shares of common stock exercisable within 60 days of March 15, 2021.
(5)

Included in this amount are (i) 26 shares of common stock owned by Mr. Basta individually, (ii) 27 shares of common stock owned of record held by Steven Basta, Trustee of the Basta Revocable Trust, and (iii) options to purchase 23,492 shares of common stock exercisable within 60 days of March 15, 2021.

(6)	Included in this amount are (i) 41 shares of common stock and (ii) options to purchase 11,964 shares of common stock exercisable within 60 days of March 15, 2021.
(7)	Included in this amount are (i) 3 shares of common stock and (ii) options to purchase 11,814 shares of common stock exercisable within 60 days of March 15, 2021.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

We believe that, during the year ended December 31, 2020, our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Related Party Transactions

Securities and Exchange Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship, or any proposed transaction, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2020, through the date of this proxy statement (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Employment and Consulting Agreements

Refer to the discussion under the heading “Employment Agreements, Severance and Change in Control Arrangements” beginning on page 18 of this proxy statement, which is incorporated herein by reference.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 with management;

●

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees,” including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements; and

●

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with BPM LLP matters relating to its independence. The Audit Committee concluded that BPM LLP is independent from the Company and management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by BPM LLP for the fiscal year ended December 31, 2020 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Steven Basta

Arlene Morris

Sharon Presnell (joined on October 28, 2020)

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees for Election

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The composition of our Board currently is as follows: Class I: Steven Basta and Scott Durbin; Class II: Debora Jorn and Sharon Presnell; Class III: Arlene Morris. This year, the term of the director in Class I expires. Our Class I directors, Steven Basta and Scott Durbin, are nominated for re-election this year.

If a quorum is present at the Annual Meeting, then the nominees will be elected by a plurality of the votes cast on the resolution. There is no cumulative voting in the election of the directors. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the directors will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum.

If elected, these individuals will serve until the 2024 annual meeting and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. In the event that either nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any reason that either nominee will be unable to serve, or for good cause will not serve, as a director.

The term of office of the Class I directors will expire in 2024.

The relevant experiences, qualifications, attributes or skills of the nominees that led our Board of Directors to recommend the above persons as the nominees for director are described in the section entitled “Executive Officers, Directors, and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BPM LLP (“BPM”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021. BPM has served as our independent registered public accounting firm since 2014.

Stockholder ratification of the selection of BPM as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BPM as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2021. In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of BPM.

The following table sets forth fees billed and to be billed to us by our independent registered public accounting firm for the years ended December 31, 2020 and 2019 for (i) services rendered for the audit of our annual consolidated financial statements and the review of our quarterly condensed consolidated financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

	Year Ended December 31,
	2020	2019
Audit fees	$340,000	$363,000
Audit-related fees	14,000	4,000
Tax fees	42,000	53,000
All other fees	-	-
Total fees	$396,000	$420,000

Audit Fees: Represents fees for professional services provided for the audit of our annual consolidated financial statements, review of our condensed consolidated financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees: Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees: Represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: Our independent registered public accounting firm was not paid any other fees for professional services during the fiscal years ended December 31, 2020 and 2019.

The audit committee of the Board approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Pubic Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimis" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2020.

BPM LLP Representatives at Annual Meeting

We expect that representatives of BPM will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BPM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL 3 – NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, set forth above in this proxy statement, under the heading “Executive Compensation.” We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed i under the heading “Executive Compensation” above.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth.

Our Board of Directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and intend to take the outcome of the vote into account when considering future compensation decisions for our named executive officers.

Vote Required and Recommendation

This vote is advisory and not binding on the Company, the Board or the Compensation Committee. The affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE

2017 EMPLOYEE STOCK PURCHASE PLAN

On March 15, 2021, upon the recommendation of our Compensation Committee, the Board adopted, subject to the approval of our stockholders, an amendment to the Viveve Medical, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved and available for issuance thereunder from 400 to 500,378, and to increase the number of shares available in an offering period from 2 to 2,000 (subject to adjustment in the event of certain changes to our capital structure and other similar events). The form of the proposed amendment to the ESPP is attached hereto as Appendix B. We believe that the ESPP will benefit us by providing participants with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees.

Based solely on the closing price of our common stock reported on the NASDAQ Capital Market on March 15, 2021, the maximum aggregate market value of the 499,978 shares of common stock subject to the proposed increase under the amendment that could potentially be issued under the ESPP is $1,739,923.

The ESPP permits eligible employees to purchase shares of our common stock through payroll deductions at 85% of the fair market value of the common stock as of the applicable grant date or exercise date, whichever is lower. As of March 15, 2021, there were 22 shares remaining available for future awards under the ESPP as in effect prior to its amendment. Our Board believes that it is necessary to amend the ESPP to increase the number of shares available in order to ensure that there are sufficient shares for all stock purchases under the ESPP through 2024 and potentially beyond depending on participation and stock price over time.

Our Board is submitting the amendment to the ESPP for approval by our stockholders and has specifically conditioned its effectiveness on such approval. If our stockholders do not approve the amendment to the ESPP, the ESPP as in effect prior to its amendment will remain in effect. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Our Board believes that the amendment of the ESPP is in the best interests of our company and our stockholders and recommends a vote “FOR” this proposal.

Summary of the Material Provisions of the ESPP

The following description of certain provisions of the ESPP, as amended by the proposed amendment, is intended to be a summary only. Except for the increase in the number of shares reserved and available for issuance under the ESPP from 400 to 500,378 and the increase in the number of shares available in an offering period from 2 to 2,000, the material features of the ESPP will not be materially changed by the proposed amendment. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached hereto as Appendix A and is incorporated herein by reference.

The ESPP has two components in order to give us increased flexibility in the granting of purchase rights under the ESPP. Specifically, the ESPP authorizes the grant of purchase rights that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code, or the Section 423 Component.  The ESPP also provides for the grant of purchase rights that are not intended to be tax-qualified under Section 423 of the Code, or the Non-Section 423 Component (in particular to facilitate participation for employees located outside of the United States in light of non-U.S. law and other considerations). The compensation committee will designate offerings made under the Non-Section 423 Component and, except as otherwise noted below, the Section 423 Component and the Non-Section 423 Component generally will be operated and administered in the same way.

Shares Subject to the Plan. An aggregate of 500,378 shares will be reserved and available for issuance under the ESPP. In the event of a subdivision of outstanding shares of common stock, the payment of a dividend in common stock or any other change affecting the common stock, the number of shares approved for the ESPP and applicable share limitations shall be equitably or proportionately adjusted to give proper effect to such event.

Plan Administration. The ESPP will be administered by the compensation committee, which will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable. The compensation committee has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the ESPP and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the ESPP; (iii) make all determinations it deems advisable for the administration of the ESPP; (iv) decide all disputes arising in connection with the ESPP; and (v) otherwise supervise the administration of the ESPP. All interpretations and decisions of the compensation committee shall be binding on all persons.

Eligibility. Any employee of ours or one of our designated subsidiaries is eligible to participate in the ESPP so long as the employee is employed for more than 20 hours a week and has completed at least six months of employment on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal to 5% or more of total outstanding common stock is entitled to participate in the ESPP. No participant may be granted a purchase right under the ESPP and any other employee stock purchase plan of ours or our subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such common stock (determined at the commencement date of the offering period) for each calendar year in which the purchase right is outstanding at any time.

Participation; Payroll Deductions. Participation in the ESPP is voluntary and is limited to eligible employees who authorize payroll deductions equal to a whole percentage of base pay to be contributed to the ESPP. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

Offering Periods. Unless otherwise determined by the compensation committee, each offering of common stock under the ESPP will be for a period of three months, which we refer to as an “offering period.” The first offering period under the ESPP will begin on July 1, 2021 and end on September 30, 2021. Subsequent offerings under the ESPP will generally begin on the first business day occurring on or after each January 1st, April 1st, July 1st and October 1st and will end on the last business day occurring on or before the following March 31st, June 30th, September 30th and December 31st, respectively. The Administrator may, in its discretion, designate a different period for any offering, provided that no offering period shall exceed six months in duration or overlap any other offering period. On the first day of each offering period, a participant participating in that offering period will be granted a right to purchase, on the last business day of the offering period, at the price described below, a number of shares of common stock equal to the lowest of (a) a number of shares of common stock determined by dividing such participant’s accumulated payroll deductions on such date by the applicable exercise price, (b) 2,000 shares; or (c) such other lesser maximum number of shares as shall have been established by the compensation committee in advance of the offering period (subject to certain additional limitations). Shares are purchased on the last business day of each offering period, with that day being referred to as an “exercise date.” The compensation committee may establish different offering periods or exercise dates under the ESPP. Any amount remaining in a participant’s account at the end of an offering period solely by reason of the inability to purchase a fractional share will be carried forward to the next offering period; any other balance remaining in a participant’s account at the end of an offering period will be refunded to the participant promptly. In general, if a participant is no longer a participant on an exercise date, the participant’s option will be automatically terminated, and the amount of the participant’s accumulated payroll deductions will be refunded.

Exercise Price. On the exercise date of each offering period, the participant is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is equal to the lesser of (i) 85% the fair market value per share of our common stock on the first day of the offering period or (ii) 85% of the fair market value per share of our common stock on the exercise date.

Terms of Participation. Except as may be permitted by the compensation committee in advance of an offering, a participant may not increase or decrease the amount of his or her payroll deductions during any offering period but may increase or decrease his or her payroll deduction with respect to the next offering period by filing a new enrollment form within the period beginning on the first day of the month before the first day of such offering period and ending on the 14th day of the month before the first day of such offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period but may enroll in subsequent offering periods. A participant’s withdrawal will be effective as of the business day following the participant’s delivery of written notice of withdrawal under the ESPP.

Term; Amendments and Termination. The ESPP will continue until terminated by our Board. Our Board may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participants will be refunded.

Plan Benefits

As of March 15, 2021, there were approximately 35 employees who would be eligible to participate in the ESPP. Since participation in the ESPP is voluntary and our stock price is variable, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable. However, during our four most recent quarterly offering periods (prior to suspension of the ESPP in September 2020), we issued an average of 29 shares per offering period under the ESPP as in effect prior to amendment.

Summary of Federal Income Tax Consequences

The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

U.S. Tax Consequences of the 423 Component

A participant in the 423 Component of the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) 15% of the fair market value of the common stock on the first day of the offering period in which the shares were purchased and (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a deduction.

U.S. Tax Consequences of the Non-423 Component

A participant in the ESPP recognizes no taxable income as a result of enrolling in the ESPP. However, upon purchasing common stock at the end of an offering period, a participant will have compensation income equal to the value of the common stock on the day he or she purchased the common stock, less the applicable exercise price.

When a participant sells the common stock he or she purchased under the Non-Section 423 Component of the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day he or she purchased it. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.

An employee who participates in the Non-423 Component of the ESPP shall, no later than the date of the event creating the tax liability, make provision satisfactory to the board of directors for payment of any taxes required by law to be withheld in connection with any transaction related to purchase rights granted to or shares acquired by such employee pursuant to the ESPP. We may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon purchase of the shares at the end of a plan period.

Required Vote

To approve the amendment to the 2017 Employee Stock Purchase Plan, a majority of the votes properly cast in person or by proxy at the Annual Meeting must be voted FOR the approval of the issuance. Abstentions and broker non-votes will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2017 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 15, 2021, the Board of Directors adopted, subject to stockholder approval, an amendment to the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”) to increase the number of shares reserved and available for issuance thereunder from 1,758,951 to 3,940,136 (subject to the automatic annual increase and adjustment in the event of certain changes to our capital structure and other similar events). The form of the proposed amendment to the Plan is attached hereto as Appendix D. The Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Plan is attached as Appendix C to this proxy statement and is incorporated herein by reference.

As of March 15, 2021, there were stock options to acquire 987,635 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $19.03 and a weighted average remaining term of 8.7 years. In addition, as of March 15, 2021, there were 687,000 unvested full value deferred restricted stock units with time-based vesting and 232 unvested full value restricted stock awards with performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of March 15, 2021. As of March 15, 2021, there were 85,671 shares of common stock remaining available for future awards under our equity compensation plans.

Summary of Material Features of the Plan

The material features of the Plan, as amended by the proposed amendment, are:

•	As of the effective date of the proposed amendment, the maximum number of shares of common stock reserved and available to be issued under the Plan will be 3,940,136, which amount is automatically increased each January 1 by the lesser of four percent (4%) of the number of the Company’s shares of stock (on a fully diluted basis) on the applicable January 1 or such lesser number of shares as determined by our Compensation Committee;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, deferred stock awards, unrestricted stock, cash-based awards, and dividend equivalent rights and is permitted;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval; and

•	The term of the Plan will expire on May 10, 2031.

Except for the increase in the maximum number of shares of common stock reserved and available for issuance under the Plan (and increase in the incentive stock option limit resulting from such increase), the material features of the Plan will not be materially changed by the proposed amendment.  As of March 15, 2021, the maximum number of shares of common stock reserved and available to be issued under the Plan was 1,758,951, which amount is automatically increased each January 1 as described above.

Based solely on the closing price of our common stock as reported by NASDAQ on March 15, 2021 and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of the common stock that could potentially be issued as new equity awards under the Plan is $298,135.00. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Plan will be added back to the shares of common stock available for issuance under the Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Plan.

Rationale for Share Increase

The Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting the number of equity incentive awards that it believes are necessary and appropriate to attract, reward, motivate and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and foster an ownership mentality amongst employees.

We are asking stockholders to approve additional shares for use under the plan because we believe equity compensation is critical to our ability to attract and retain employees in the near term, as we seek to complete our clinical trials, which may expand our commercial opportunity. As of the date of this proxy statement, substantially all of our outstanding options are under-water and do not provide a significant incentive or retention value. Accordingly, we believe the additional shares being requested are vital to our efforts to advance the business through this next critical phase.

Summary of the Plan

The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix C.

Administration.    The Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Compensation Committee may delegate to the CEO the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits.    All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Plan, subject to the discretion of the administrator. As of March 15, 2021, approximately 35 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes 2 executive officers, 33 employees who are not executive officers, 0 non-employee directors and 0 consultants. There are certain limits on the number of awards that may be granted under the Plan. Under the proposed amendment, no more than 3,940,136 shares of common stock may be granted in the form of incentive stock options. No more than a grant date fair value equivalent of $1,000,000 of shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any “covered employee” (within the meaning of Section 162(m) of the Code) in a performance cycle is a grant date fair value equivalent of $1,000,000 of shares of common stock or $1,000,000 for cash-based awards.

Stock Options.    The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Deferred Stock Awards.    The Compensation Committee may award deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation or equity award in the form of a deferred stock award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may provide that such dividend equivalent right shall be settled only if the related award becomes vested or may contain terms and conditions that are different from the related award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to such terms and conditions as the Compensation Committee may determine.

Change of Control Provisions.    In the event of a “sale event,” as defined in the Plan, the Plan and all outstanding awards shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of the awards by the successor entity, or the substitution of the awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all options and stock appreciation rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular awards in the relevant award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding options and stock appreciation rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event.

Adjustments for Stock Dividends, Stock Splits, Etc.    The Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, reverse stock splits and similar events.

Tax Withholding.    Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Company and its subsidiaries, to the extent permitted by law, has the right to deduct any such taxes from any payment of any kind otherwise due to the participants. Subject to approval by the Compensation Committee, participants may elect to have the Company’s tax withholding obligation be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due, or by transferring to the Company a number of shares of Company stock with an aggregate fair market value that would satisfy the withholding amount due.

Amendments and Termination.    The Board of Directors may at any time amend or discontinue the Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan.    The Plan was initially approved by our Board of Directors on April 22, 2013 and approved by stockholders on June 6, 2013. Awards of incentive options may be granted under the Plan until July 11. 2026. No other awards may be granted under the Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2020: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Scott Durbin, Chief Executive Officer	-		-	-		-
Jim Robbins, Senior Vice President of Finance of Finance and Administration	-		-	-		-
Sean Shapiro, Vice President of U.S. Sales	-		-	-		-
All current executive officers, as a group	-	(2)	-	-	(3)	-
All current directors who are not executive officers, as a group	5.28	(2)	82,500	-	(3)	-
All current employees who are not executive officers, as a group	6.44	(2)	28,300	-	(3)	-

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 13 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	Represents the weighted-average exercise price for the group.

(3)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    The Company generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, the Company’s deduction for awards under the Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under the Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	986,633	(1)	$19.10	(2)	466,200	(3)
Equity compensation plans not approved by security holders:	—		—		—
Total	986,633		$19.10		466,200

(1)

Includes 986,399 shares of common stock issuable upon the exercise of outstanding options and 234 shares of common stock issuable upon the vesting of deferred stock awards under the Company’s Amended and Restated 2013 Stock Option and Incentive Plan. In September 2020, the board of directors suspended offerings under the ESPP following the twelfth offering period which ended on September 30, 2020, and therefore no shares were issuable as of December 31, 2020 under the ESPP.

(2)	Since deferred stock awards do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)

Includes 466,200 shares available for issuance under the Amended and Restated 2013 Stock Option and Incentive Plan, and 0 shares available for issuance under the ESPP. The Amended and Restated 2013 Stock Option and Incentive Plan provides that the number of shares available for issuance under the plan shall increase each January 1 by the lesser of four percent (4%) of the number of the Company’s outstanding shares of stock (on a fully diluted basis) on the applicable January 1 or such lesser number of shares as determined by our Compensation Committee. Amount does not include the 307,705 shares which were added to the number of shares available for issuance under the Amended and Restated 2013 Stock Option and Incentive Plan on January 1, 2021 as a result of such automatic annual increase.

Required Vote

To approve the amendment to the Company’s 2013 Stock Option and Incentive Plan, a majority of the votes properly cast in person or by proxy at the Annual Meeting must be voted FOR the approval of the amendment. Abstentions and broker non-votes will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2013 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL 6 – POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK TO LINCOLN PARK CAPITAL FUND, LLC

On June 8, 2020, we entered into a purchase agreement, as amended on March 31, 2021 (the “Amended Lincoln Park Purchase Agreement”) and a registration rights agreement (the “Lincoln Park Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Under the terms and subject to the conditions of the Amended Lincoln Park Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10,000,000 of shares of common stock. Lincoln Park purchased $341,250 of such shares and $9,658,750 of such shares remain available for sales. Such sales of common stock by us, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 30-month period commencing on June 8, 2020.

Under the Amended Lincoln Park Purchase Agreement, on any business day over the term of the Amended Lincoln Park Purchase Agreement, we have the right, in our sole discretion, to present Lincoln Park with a purchase notice directing Lincoln Park to purchase up to 250,000 shares per business day, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Amended Lincoln Park Purchase Agreement (the “Regular Purchase”). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $2,000,000. The Amended Lincoln Park Purchase Agreement provides for a purchase price per share equal to the lesser of: the lowest sale price of our common stock on the purchase date; and the average of the three lowest closing sale prices for our common stock during the ten consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition, on any date on which we submit a Regular Purchase notice to Lincoln Park, we also have the right, in our sole discretion, to present Lincoln Park with certain additional purchase notices, directing Lincoln Park to purchase up to an aggregate additional amount of three times the number of shares purchased under the Regular Purchase notice, subject to reduction based on certain trading volume and minimum trading price requirements relating to our common stock, in each case as specified in the Amended Lincoln Park Purchase Agreement.

Lincoln Park has no right to require us to sell any shares of our common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to certain conditions. There are no upper limits on the price per share that Lincoln Park must pay for shares of common stock.

The net proceeds under the Amended Lincoln Park Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to Lincoln Park. We expect that any proceeds received by us from such sales to Lincoln Park will be used for general corporate purposes.

The terms of the Amended Lincoln Park Purchase Agreement and the Lincoln Park Registration Rights Agreement are complex and only briefly summarized above. For further information, please refer to our Current Reports on Form 8-K filed on June 10, 2020 and March 31, 2021 and the transaction documents filed as exhibits to such reports. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(d) requires shareholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

Pursuant to the terms of the Amended Lincoln Park Purchase Agreement, the aggregate number of shares that we are permitted to sell to Lincoln Park may in no case exceed 19.99% of the common stock outstanding immediately prior to the execution of the Amended Lincoln Park Purchase Agreement (the “Exchange Cap”), or 2,068,342 shares, unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Amended Lincoln Park Purchase Agreement equals or exceeds $2.99 per share (calculated by reference to the Minimum Price under Listing Rule 5635(d)); provided that at no time shall Lincoln Park, together with its affiliates, beneficially own more than 9.99% of our common stock.

In order to retain maximum flexibility to issue and sell up to the maximum of the remaining $9,658,750 of our common stock under the Amended Lincoln Park Purchase Agreement, we are therefore seeking stockholder approval for the sale and issuance of common stock in connection with the Amended Lincoln Park Purchase Agreement to satisfy the requirements of Nasdaq Listing Rule 5635(d).

Required Vote

To approve the potential issuance of greater than 19.99% of the Company’s outstanding common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to the Company’s Purchase Agreement with Lincoln Park, in compliance with Nasdaq Stock Market Rule 5635(d), a majority of the votes properly cast in person or by proxy at the Annual Meeting must be voted FOR the approval of the issuance. Abstentions and broker non-votes will not be counted.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK TO LINCOLN PARK CAPITAL FUND, LLC.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2022 Annual Meeting of stockholders must be received by us no later than November 29, 2021, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals should be addressed to our Corporate Secretary at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

Recommendations or nominations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, and management’s discussion and analysis of financial condition and results of operations.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Jim Robbins, Senior Vice President of Finance and Administration of Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, telephone number (720) 696-8100.

Copies of the documents referred to above that appear on our website are also available, without charge, upon request by any stockholder addressed to our Senior Vice President of Finance and Administration, Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

Appendix A

VIVEVE MEDICAL, INC.

2017 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Viveve Medical, Inc. Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Viveve Medical, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). An aggregate of 400,000 shares of Common Stock have been approved and reserved for this purpose.

The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1.     Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.     Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on October 1, 2017 and will end on December 31, 2017 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1st, April 1st, July 1st and October 1st and will end on the last business day occurring on or before the following March 31st, June 30th, September 30th and December 31st, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3.     Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least six months of employment. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.     Participation.

(a)     An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to his or her appropriate payroll location during the period beginning on the first day of the month before the Offering Date and ending on the 14th day of the month before the Offering Date (or during such other period or by such other deadline as shall be established by the Administrator for the Offering).

(b)     The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c)     Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.     Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent up to a maximum of 15 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6.     Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form during the period beginning on the first day of the month before the Offering Date and ending on the 14th day of the months before the Offering Date (or during such other period or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7.     Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.     Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 2,000 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock that the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option that permits him or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.     Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.     Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.     Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders and may further designate such Subsidiaries as participating in the 423 Component or the Non-423 Component. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.     Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.     Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that if such rules are inconsistent with the requirements of Section 423(b) of the Code, such employees will participate in the Non-423 Component. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14.     Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.     Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.     Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.     Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.     Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.     Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.     Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.     Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.     Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.     Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.     Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.     Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26.     Effective Date and Approval of Stockholders. The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.

Appendix B

AMENDMENT

TO THE

VIVEVE MEDICAL, INC.

2017 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Viveve Medical, Inc. (the “Company”) maintains the Viveve Medical, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”), which was previously adopted by the Board of Directors on May 10, 2017 and approved by stockholders of the Company in August 2017;

WHEREAS, the Board of Directors of the Company believes that the number of shares of common stock of the Company (“Common Stock”) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs;

WHEREAS, Section 18 of the ESPP provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan to (i) increase the aggregate number of shares of Common Stock reserved for issuance under the Plan from 400 shares to 500,378 shares, and (ii) increase the number of shares of Common Stock that may be purchased in any offering.

NOW, THEREFORE, BE IT RESOLVED THAT:

1.         Amendment to Increase Shares Reserved under the Plan. The second sentence of the first paragraph of the Plan is deleted and replaced in its entirety with the following:

“An aggregate of 500,378 shares of Common Stock have been approved and reserved for this purpose.”

2.         Amendment to Per Offering Share Limit. The first sentence of the first paragraph of Section 8 of the Plan is hereby amended by deleting the number “2” thereto and replacing it with the number “2,000”.

3.         Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

4.         Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment to the Plan has been adopted by the Board of Directors of the Company this ____ day of _________, 2021 and approved by the Company’s stockholders on _______________, 2021.

Appendix C

VIVEVE MEDICAL, INC.

AMENDED AND RESTATED

2013 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Viveve Medical, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)     Committee. The Plan shall be administered by the Compensation Committee (the “Administrator”).

(b)     Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)     Delegation of Authority to Grant Awards.  The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)     Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)     Stock Issuable.  Subject to adjustment as provided in Section 3(b) and Section 3(c), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be such shares of Stock equal to 18.0% of the issued and outstanding shares of Stock of the Company on a fully diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019 (the “Initial Limit). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than a grant date fair value equivalent of $1,000,000 of shares of Stock may be granted to any one individual grantee during any one calendar period, and the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on the first January 1 following the Effective Date and on each January 1 thereafter by the lesser of the Annual Increase (as defined in Section 3(b)) for such year or 1,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c).

(b)     Increases in the Stock Issuable.  Notwithstanding Section 3(a) above, commencing on the first January 1 following the Effective Date and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the lesser of: (i) 4% of the Company’s outstanding shares of Stock (on a fully diluted basis) on the applicable January 1 and (ii) a lesser number of shares of Stock as determined by the Board (the “Annual Increase”).

(c)     Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(d)     Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(e)     Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)     Stock Options Granted to Employees and Key Persons.  The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)     Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)     Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)     Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)     Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)     In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)     Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)     By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)     Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)     Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a)     Nature of Stock Appreciation Rights.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)     Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c)     Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(d)     Stock Appreciation Rights Term.  The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)     Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)     Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)     Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d)     Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.  DEFERRED STOCK AWARDS

(a)     Nature of Deferred Stock Awards.  A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)     Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)     Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)     Restrictions.  A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)     Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a)     Performance Criteria.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

(b)     Grant of Performance-based Awards.  With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c)     Payment of Performance-based Awards.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)     Maximum Award Payable.  The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is a grant date fair value number of Shares (subject to adjustment as provided in Section 3(c) hereof) equal to $1,000,000 or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a)     Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)     Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)     Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

(a)     Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b)     Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)     a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)     an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. GENERAL PROVISIONS

(a)     No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)     Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)     Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)     Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)     Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f)     Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within 12 months of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

Appendix D

AMENDMENT

TO THE AMENDED AND RESTATED

VIVEVE MEDICAL, INC.

2013 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, Viveve Medical, Inc. (the “Company”) maintains the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan, as amended (the “Plan”), which was previously adopted by the Board of Directors and the stockholders of the Company in 2013, amended in 2014, 2015, 2016, 2017 and 2019;

WHEREAS, the Board of Directors of the Company believes that the number of shares of common stock of the Company (“Common Stock”) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs;

WHEREAS, Section 15 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan to increase the aggregate number of shares of Common Stock reserved and available for issuance under the Plan from 1,758,951 shares to 3,940,136 shares, subject to the automatic annual increase and adjustment in the event of certain changes to the Company’s capital structure and other similar events.

NOW, THEREFORE, BE IT RESOLVED THAT:

1. Amendment to Increase Shares Reserved under the Plan. Section 3(a) of the Plan is hereby amended by deleting the first sentence thereto and replacing it with the following:

“Subject to adjustment as provided in Section 3(b) and Section 3(c), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,940,136 shares of Stock (the “Initial Limit).”

2. Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is adopted by the Board of Directors of the Company; provided, however, that this Amendment shall be subject to the approval of the Company’s stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No Stock Option granted under the Plan prior to such stockholder approval may be exercised to the extent that the number of shares of Common Stock then available for issuance under the Plan, without giving effect to this Amendment, shall be less than the number of shares of Common Stock proposed to be purchased pursuant to such exercise.

3. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment to the Plan has been adopted by the Board of Directors of the Company this ____ day of _________, 2021 and approved by the Company’s stockholders on _______________, 2021.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VIVE2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40546-P50621 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIVEVE MEDICAL, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors to be elected for term expiring in 2024.

Nominees:	For	Withhold
1a. Steven Basta	☐	☐
1b. Scott Durbin	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D40547-P50621

VIVEVE MEDICAL, INC.
Annual Meeting of Stockholders
May 11, 2021 12:00 p.m., Eastern time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Scott Durbin and Jim Robbins, and each of them, as proxy holder, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVEVE MEDICAL, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern time on May 11, 2021, virtually at www.virtualshareholdermeeting.com/VIVE2021, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance of the recommendations of the Board of Directors.

Continued and to be signed on reverse side